Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Integrys Energy Group, Inc. and subsidiaries of our report dated February 26, 2009 relating to the financial statements of American Transmission Company LLC appearing in the Annual Report on Form 10-K/A of Integrys Energy Group, Inc. and subsidiaries for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
March 25, 2009